UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 22, 2018

SIGULER GUFF SMALL BUSINESS CREDIT OPPORTUNITIES FUND, INC.
(Exact name of registrant as specified in its charter)

Commission File Number: 814-01157

Maryland	47-1290650
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

825 Third Avenue, 10th  Floor, New York, NY 10022
(Address of principal executive offices) (Zip code)

(212) 332-5100
(Registrant’s telephone number, including area code)

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2018 at a meeting of the Board of Directors (the “Board”) to the Fund, Ilomai Kurrik, Assistant Secretary of the Siguler Guff Small Business Credit Opportunities Fund, Inc. (“SBCOF” or the “Fund”), was elected by the Board, including a majority of the Independent Directors to the Fund, as Secretary and Chief Legal Officer of the Fund.  On the same date, Sandip Kakar resigned as Secretary and Chief Legal Officer of the Fund.  Mr. Kakar will continue to be affiliated with the Fund as Assistant Secretary as elected by the Fund’s Independent Directors on March 22, 2018.  Ms. Kurrik joined the Fund’s Investment Manager, Siguler Guff Advisers, LLC (“Investment Manager” or the “Firm”), in April 2015, and provides legal counsel in connection with fund offerings, governance and regulatory issues, primary and secondary fund investments, direct investments, and co-investments.  Ms. Kurrik is actively involved in various operational and investment-related processes within the Firm, including due diligence and evaluating legal and regulatory risks for investments.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGULER GUFF SMALL BUSINESS CREDIT OPPORTUNITES FUND, INC.

March 27, 2018	By:	/s/ Donald P. Spencer
	Name:	Donald P. Spencer
	Title:	Assistant Vice President